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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 2, 1999, except for the thirteenth paragraph of Note
14 which is as of June 30, 1999 and the second paragraph of Note 1, which is as of July 26, 1999, relating to the financial statements of Powerize.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


  /s/ PricewaterhouseCoopers LLP
  ------------------------------


  McLean, Virginia
  July 26, 1999